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EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 13, 2002

Ladies and Gentlemen:

        We have read the first four (4) paragraphs of Item 4 included in the Report on Form 8-K, dated May 10, 2002 of Edison Mission Energy, to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP Arthur Andersen LLP

cc:	Kevin M. Smith Senior Vice President, Chief Financial Officer and Treasurer Energy Mission Energy

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  EXHIBIT 16